Cincinnati Milacron Inc. and Subsidiaries
                        Computation of Earnings Per Share
                                   (Unaudited)


                                (In thousands, except per-share amounts)

                                     16 Weeks Ended     40 Weeks Ended
                                  ------------------- ------------------
                                  Oct. 4,   Oct. 5,   Oct. 4,     Oct. 5,
                                    1997      1996      1997       1996
                                  -------   -------   -------    -------
Net earnings                      $22,586   $19,096   $53,836    $46,427

Less preferred dividends              (60)      (60)     (180)      (180)

                                  -------   -------   -------    -------
 Net earnings available
   to common shareholders         $22,526   $19,036   $53,656    $46,247
                                  =======   =======   =======    =======

Primary
 Average number of shares
   outstanding                     39,841    39,849    39,823     36,815
 Add dilutive effect of
   stock options based on
   treasury stock method              630       250       425        684
 Deduct antidilutive restricted
   shares subject to contingent
   vesting                           (205)       -       (205)        -
                                  -------   -------   -------    -------
   Total                           40,266    40,099    40,043     37,499
                                  =======   =======   =======    =======
     Per share amount             $   .56   $   .47   $  1.34    $  1.23
                                  =======   =======   =======    =======

Fully diluted
 Average number of shares
   outstanding                     39,841    39,849    39,823     36,815
 Add dilutive effect of stock
   options based on treasury
   stock method                       674       250       492        717
 Deduct antidilutive restricted
   shares subject to contingent
   vesting                           (205)       -       (205)        -
                                  -------   -------   -------    -------
   Total                           40,310    40,099    40,110     37,532
                                  =======   =======   =======    =======
     Per share amount             $   .56   $   .47   $  1.34    $  1.23
                                  =======   =======   =======    =======



Note: This computation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.